Exhibit 99.2

Unless the context otherwise requires, references to:

•	“Talos,” “we,” “us,” “our,” or the “Company,” refer to Talos Energy Inc., a Delaware corporation, and its subsidiaries;

•	“Talos Production” refer to Talos Production Inc., a Delaware corporation and subsidiary of Talos Energy Inc.;

•	“SEC” refer to the U.S. Securities and Exchange Commission;

•	“EnVen” refer to EnVen Energy Corporation, a Delaware corporation; and

•	“QuarterNorth” or “QNE” refer to QuarterNorth Energy Inc., a Delaware corporation.

TALOS ENERGY INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

QuarterNorth Acquisition

On March 4, 2024, we completed the acquisition of QuarterNorth, a private operator in the Deepwater U.S. Gulf of Mexico, for consideration consisting of (i) $1,247.4 million in cash and (ii) 24.3 million shares of our common stock valued at $322.6 million (the “QuarterNorth Acquisition”). We funded the cash portion of the purchase price for the QuarterNorth Acquisition via (i) borrowings under the Talos Production bank credit facility (the “Bank Credit Facility”), (ii) the net proceeds from an underwritten equity offering, (iii) the net proceeds from a debt offering, and (iv) cash on hand.

EnVen Acquisition

On February 13, 2023, we completed the acquisition of EnVen, a private operator in the Deepwater U.S. Gulf of Mexico, for consideration consisting of (i) $207.3 million in cash, (ii) 43.8 million shares of our common stock valued at $832.2 million and (iii) the effective settlement of an accounts receivable balance of $8.4 million (the “EnVen Acquisition”).

Other Transaction Accounting Adjustments

The transaction accounting adjustments in the pro forma financial statements for the QuarterNorth Acquisition and EnVen Acquisition consists of those necessary to account for the transactions. Separately, on January 22, 2024, we issued 34.5 million shares of our common stock in an underwritten equity offering to partially fund the cash consideration in the QuarterNorth Acquisition (the “Equity Offering”). The adjustments related to the issuance of common stock are shown in a separate column as “Equity Financing.” Additionally, on February 7, 2024, Talos Production issued in an offering (the “Debt Offering”) $1,250.0 million in aggregate principal amount of second-priority senior secured notes, consisting of $625.0 million aggregate principal amount of 9.000% second-priority senior secured notes due 2029 (the “9.000% Notes”) and $625.0 million aggregate principal amount of 9.375% second-priority senior secured notes due 2031 (the “9.375% Notes” and, together with the 9.000% Notes, the “New Senior Notes”), in a private offering to eligible purchasers that was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The cash proceeds from the Debt Offering were used to partially fund the cash consideration in the QuarterNorth Acquisition and redeem the outstanding 12.00% Second-Priority Senior Secured Notes due 2026 and 11.75% Senior Secured Second Lien Notes due 2026. The adjustments related to the Debt Offering are shown in a separate column as “Debt Financing.”

Pro Forma Presentation

The following unaudited pro forma combined financial statements (which we refer to as the “pro forma financial statements”) have been prepared from the respective historical consolidated financial statements of Talos, EnVen, and QuarterNorth, adjusted to give effect to the EnVen Acquisition and QuarterNorth Acquisition and related financings consisting of borrowings under the Bank Credit Facility, proceeds from the Equity Offering and proceeds from the Debt Offering. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combine the historical consolidated statement of operations of Talos, EnVen and QuarterNorth, giving effect to the EnVen Acquisition, QuarterNorth Acquisition and related financings as if the transactions had been consummated on January 1, 2023. The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheets of Talos and QuarterNorth as of December 31, 2023 giving effect to the QuarterNorth Acquisition and related financings as if the transaction had been consummated on December 31, 2023. The pro forma financial statements contain certain reclassification adjustments to conform the historical QuarterNorth financial statement presentation to Talos’s financial statement presentation.

The pro forma financial statements are presented to reflect the EnVen Acquisition and QuarterNorth Acquisition and related financings and do not represent what Talos’s financial position or results of operations would have been had these acquisitions occurred on the dates noted above, nor do they project the financial position or results of operations of the combined company following these acquisitions. The pro forma financial statements are intended to provide information about the continuing impact of the acquisitions and related financings as if the transaction had been consummated earlier. The pro forma adjustments are based on available information and certain assumptions that management believes are factually supportable and are expected to have a continuing impact on Talos’s results of operations. In the opinion of management, all adjustments necessary to present fairly the pro forma financial statements have been made.

Talos used currently available information to determine preliminary fair value estimates for the consideration and its allocation to the QuarterNorth assets acquired and liabilities assumed. The estimates of fair value of QuarterNorth’s assets and liabilities are based on reviews of QuarterNorth’s internally generated financial statements and other due diligence procedures. The assumptions and estimates used to determine the preliminary purchase price allocation and fair value adjustments are described in the notes accompanying the pro forma financial statements.

The preliminary purchase price allocation is subject to change due to changes in the estimated fair value of QuarterNorth’s identifiable assets acquired and liabilities assumed as of the closing date, which could result from Talos’s additional valuation analysis, reserves estimates, discount rates and other factors.

As a result of the foregoing, the pro forma adjustments are preliminary and subject to change as additional information becomes available and additional analysis is performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the pro forma financial statements presented below. Any increases or decreases in the fair value of assets acquired and liabilities assumed upon completion of the final valuation will result in adjustments to the pro forma balance sheet and if applicable, the pro forma statement of operations. The final purchase price allocation may be materially different than that reflected in the preliminary purchase price allocation presented herein.

The pro forma financial statements have been developed from and should be read in conjunction with the separate historical consolidated financial statements and related notes thereto in Talos’s SEC filings, EnVen’s historical consolidated financial statements and related notes thereto included in the April 12, 2023 current report on Form 8-K, and QuarterNorth’s historical consolidated financial statements and related notes thereto included in the this amended current report on Form 8-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2023

(In thousands, except share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	QNE	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Debt Financing	Pro Forma Combined Talos
			(see Note 4)	(see Note 4)		(see Note 5)	(see Note 6)
ASSETS
Current assets:
Cash and cash equivalents	$33,637	$393,957	$—	$(85,000)	(b)	$387,717	$1,217,790	$—
				(1,247,419)	(c)		(909,930)
				209,248	(d)
Accounts receivable:
Trade, net	178,977	—	75,602	—		—	—	254,579
Joint interest, net	79,337	—	41,981	—		—	—	121,318
Other, net	19,296	—	9,916	—		—	—	29,212
Accounts receivable, net	—	127,499	(127,499)	—		—	—	—
Assets from price risk management activities	36,152	487	2,329	—		—	—	38,968
Prepaid assets	64,387	—	7,940	—		—	—	72,327
Other current assets	10,389	32,670	(7,940)	—		—	—	35,119
Material and supplies	—	49,799	(49,799)	—		—	—	—

Total current assets	422,175	604,412	(47,470)	$(1,123,171)		387,717	307,860	551,523

Property and equipment:
Proved properties	7,906,295	—	1,361,544	(218,587)	(j)	—	—	9,088,083
				38,831	(j)
Unproved properties, not subject to amortization	268,315	181,945	—	208,211	(j)	—	—	658,471
Proved properties, net	—	858,644	(858,644)	—		—	—	—
Other property and equipment	34,027	2,578	2,136	—		—	—	38,741

Total property and equipment	8,208,637	1,043,167	505,036	28,455		—	—	9,785,295
Accumulated depreciation, depletion and amortization	(4,168,328)	—	(505,036)	505,036	(j)	—	—	(4,168,328)

Total property and equipment, net	4,040,309	1,043,167	—	$533,491		—	—	5,616,967

Other long-term assets:
Restricted cash	102,362	—	—	—		—	—	102,362
Assets from price risk management activities	17,551	4,651	—	—		—	—	22,202
Equity method investments	146,049	—	—	—		—	—	146,049
Other well equipment	54,277	—	49,799	—		—	—	104,076
Notes receivable, net	16,207	—	—	—		—	—	16,207
Operating lease assets	11,418	—	5,878	—		—	—	17,296
Other assets	5,961	10,517	(5,878)	—		—	—	10,600

Total assets	$4,816,309	$1,662,747	$2,329	$(589,680)		$387,717	$307,860	$6,587,282

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2023

(In thousands, except share amounts)

	Historical		Transaction Accounting Adjustments
	Talos	QNE	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Debt Financing	Pro Forma Combined Talos
			(see Note 4)	(see Note 4)		(see Note 5)	(see Note 6)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$84,193	$52,378	$—	$—		$—	$—	$136,571
Accrued liabilities	227,690	93,550	(23,141)	13,886	(e)	—	185	329,956
				17,786	(o)
Accrued royalties	55,051	—	23,046	—		—	—	78,097
Current portion of long-term debt	33,060	—	—	—		—	—	33,060
Current portion of asset retirement obligations	77,581	4,837	—	1,911	(j)	—	—	84,329
Liabilities from price risk management activities	7,305	3,521	2,329	—		—	—	13,155
Accrued interest payable	42,300	—	95	—		—	(12,999)	29,396
Current portion of operating lease liabilities	2,666	—	1,336	—		—	—	4,002
Other current liabilities	48,769	3,496	(1,336)	—		—	—	50,929

Total current liabilities	578,615	157,782	2,329	33,583		—	(12,814)	759,495

Long-term liabilities:
Long-term debt	992,614	83,406	—	(85,000)	(b)	—	1,217,790	1,584,078
				1,594	(i)		(835,574)
				209,248	(d)
Asset retirement obligations	819,645	155,851	—	36,920	(j)	—	—	1,012,416
Liabilities from price risk management activities	795	—	—	—		—	—	795
Operating lease liabilities	18,211	—	3,740	—		—	—	21,951
Other long-term liabilities	251,278	4,525	(3,740)	104,942	(l)	—	—	436,263
			79,258
Deferred income taxes	—	79,258	(79,258)	—		—	—	—

Total liabilities	2,661,158	480,822	2,329	301,287		—	369,402	3,814,998

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value; 30,000,000 shares authorized and no shares issued or outstanding as of December 31, 2023	—	—	—	—		—	—	—
Common stock $0.01 par value; 270,000,000 shares authorized; 127,480,361 shares (186,329,813 pro forma shares) issued as of December 31, 2023	1,275	—	—	243	(f)	345	—	1,863
Common stock	—	79	—	(79)	(g)	—	—	—
Additional paid-in capital	2,549,097	978,531	—	(978,531)	(g)	387,372	—	3,258,856
				322,387	(f)
Accumulated earnings (deficit)	(347,717)	203,315	—	(203,315)	(g)	—	(61,542)	(440,931)
				(13,886)	(e)
				(17,786)	(o)
Treasury stock, at cost; 3,400,000 shares as of December 31, 2023	(47,504)	—	—	—		—	—	(47,504)

Total stockholders’ equity	2,155,151	1,181,925	—	(890,967)		387,717	(61,542)	2,772,284

Total liabilities and stockholders’ equity	$4,816,309	$1,662,747	$2,329	(589,680)		$387,717	$307,860	$6,587,282

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2023

(In thousands, except per share amounts)

	Historical		EnVen Transaction Accounting Adjustments		Historical	QNE Transaction Accounting Adjustments
	Talos	EnVen	Pro Forma Adjustments		QNE	Reclass Adjustment (a)	Pro Forma Adjustments		Equity Financing	Debt Financing	Pro Forma Combined Talos
			(see Note 2)			(see Note 4)	(see Note 4)		(see Note 5)	(see Note 6)
Revenues:
Oil	$1,357,732	$48,694	$—		$612,468	$—	$—		$—	$—	$2,018,894
Natural gas	68,034	2,321	—		33,743	—	—		—	—	104,098
NGL	32,120	1,028	—		18,749	—	—		—	—	51,897
Turnkey revenue	—	—	—		102,149	—	(102,149)	(m)	—	—	—
Other revenue	—	—	—		18,733	—	—		—	—	18,733

Total revenues	1,457,886	52,043	—		785,842	—	(102,149)		—	—	2,193,622
Operating expenses:
Lease operating expense	389,621	11,312	—		144,989	17,159	—		—	—	563,081
Turnkey costs of goods sold	—	—	—		77,143	—	(77,143)	(m)	—	—	—
Production taxes	2,451	—	—		—	572	—		—	—	3,023
Depreciation, depletion and amortization	663,534	17,047	13,935	(a)	215,180	—	51,181	(k)	—	—	960,877
Accretion expense	86,152	3,391	(577)	(b)	11,187	—	7,345	(j)	—	—	107,498
General and administrative expense	158,493	40,784	—		39,410	1,706	13,886	(e)	—	—	272,065
							17,786	(o)
Insurance expense	—	—	—		21,567	(21,567)	—		—	—	—
Other operating (income) expense	(52,155)	—	—		17,210	—	—		—	—	(34,945)

Total operating expenses	1,248,096	72,534	13,358		526,686	(2,130)	13,055		—	—	1,871,599

Operating income (loss)	209,790	(20,491)	(13,358)		259,156	2,130	(115,204)		—	—	322,023
Interest expense	(173,145)	(6,623)	204	(c)	(8,516)	(2,130)	(17,028)	(d)	—	116,884	(234,251)
			(1,526)	(d)		(18,303)	(4,875)	(n)		(119,174)
			(19)	(e)
Price risk management activities income (expense)	80,928	3,356	—		(6,195)	—	—		—	—	78,089
Equity method investment income (expense)	(3,209)	—	—		—	—	—		—	—	(3,209)
Other income (expense)	12,371	1,555	102	(f)	6,619	18,303	—		—	(61,542)	(22,592)

Net income (loss) before income taxes	126,735	(22,203)	(14,597)		251,064	—	(137,107)		—	(63,832)	140,060
Income tax benefit (expense)	60,597	4,261	3,065	(g)	(52,360)	—	28,792	(h)	—	13,405	57,760

Net income (loss)	$187,332	$(17,942)	$(11,532)		$198,704	$—	$(108,315)		$—	$(50,427)	$197,820

Net income (loss) per common share:
Basic	$1.56										$1.08
Diluted	$1.55										$1.07
Weighted average common shares outstanding:
Basic	119,894		5,160	(h)			24,349	(f)	34,500		183,903
Diluted	120,752		5,160	(h)			24,349	(f)	34,500		184,761

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The Talos historical financial information has been derived from its Annual Report on Form 10-K for the year ended December 31, 2023. The EnVen historical financial information has been derived from its unaudited financial statements from January 1, 2023 through February 12, 2023. The QuarterNorth historical financial information have been derived from its audited annual financial statements for the year ended December 31, 2023. Certain EnVen and QuarterNorth historical amounts have been reclassified to conform to Talos’s financial statement presentation. The pro forma financial statements should be read in conjunction with Talos’s, EnVen’s, and QuarterNorth’s historical consolidated financial statements and the notes thereto. EnVen’s historical consolidated financial statements and the notes thereto are included in the April 12, 2023 current report on Form 8-K. QuarterNorth’s historical consolidated financial statements and the notes thereto are included in this amended current report on Form 8-K. The pro forma balance sheet gives effect to the QuarterNorth Acquisition and related financings consisting of borrowings under the Bank Credit Facility, proceeds from the underwritten equity offering and proceeds from the Debt Offering as if they had been completed on December 31, 2023. The pro forma statement of operations gives effect to the EnVen Acquisition and QuarterNorth Acquisition and related financings as if they had been completed on January 1, 2023.

The pro forma adjustments for the EnVen Acquisition and QuarterNorth Acquisition and the related financings are described in the accompanying notes to the pro forma financial statements. The transaction accounting adjustments in the pro forma financial statements for the QuarterNorth Acquisition and EnVen Acquisition consists of those necessary to account for the transactions. Separately, on January 22, 2024, we issued 34.5 million shares of our common stock in an underwritten equity offering to partially fund the cash consideration in the QuarterNorth Acquisition. The adjustments related to the issuance of common stock are shown in a separate column as “Equity Financing.” Additionally, on February 7, 2024, Talos Production issued $1,250.0 million in aggregate principal amount of second-priority senior secured notes in a private offering to eligible purchasers that was exempt from registration under the Securities Act. The adjustments related to the Debt Offering are shown in a separate column as “Debt Financing.”

In the opinion of Talos’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Article 11 of Regulation S-X of the SEC, the pro forma financial statements. The pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the EnVen Acquisition and QuarterNorth Acquisition and related financing had occurred on the dates indicated, nor are they indicative of Talos’s future financial position or results of operations.

Note 2—EnVen Acquisition Transaction Accounting Adjustments

Talos historical general and administrative (“G&A”) expense includes approximately $12.8 million of nonrecurring acquisition-related costs in connection with the EnVen Acquisition. Additionally, Talos incurred $25.3 million in severance expense in connection with the EnVen Acquisition that is included in G&A. EnVen historical G&A expense includes $20.8 million of stock-based compensation due to restricted stock awards that vested and accelerated as a result of the closing of the EnVen Acquisition as well as $12.7 million of nonrecurring transaction costs associated with the EnVen’s merger with Talos.

The following adjustments and assumptions were made in the preparation of the unaudited pro forma financial statements:

(a)

Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the EnVen Acquisition. The pro forma depletion rate was applied to production volumes for the Talos properties and EnVen properties for the respective period. Depreciation, depletion and amortization increased by $13.9 million for the period from January 1, 2023 to February 12, 2023.

(b)

Reflects changes in accretion expense that would have been recorded with respect to the allocated fair values attributable to asset retirement obligations assumed with a decrease to accretion expense of $0.6 million for the period from January 1, 2023 to February 12, 2023.

(c)	Reflects amortization of the premium associated with senior notes assumed as a reduction to interest expense of $0.2 for the period from January 1, 2023 to February 12, 2023.

(d)

Reflects an increase in interest expense assuming additional borrowings of $163.2 million under the Bank Credit Facility to fund a portion of the cash consideration. For the period from January 1, 2023 to February 12, 2023, pro forma interest expense was based on a weighted-average interest rate of 7.94%. The table below represents the effects of a one-eighth percentage point change in the interest rate on the pro forma interest associated with the additional borrowings (dollars in thousands):

Year Ended December 31, 2023
Weighted-average interest rate	7.94%
Interest expense	$1,526
Weighted-average interest rate—increase 0.125%	8.07%
Interest expense	$1,550
Weighted-average interest rate—decrease 0.125%	7.82%
Interest expense	$1,502

(e)

Reflects accretion of the discount as an increase to interest expense of less than $0.1 million for the period from January 1, 2023 to February 12, 2023 associated with a consent solicitation fee of $3.1 million related to Talos Production’s senior notes.

(f)	Reflects accretion of discount as an increase to other income (expense) of $0.1 million for the period from January 1, 2023 to February 12, 2023 associated with acquired notes receivable.

(g)

Reflects the income tax effect of the transaction accounting adjustments presented using the statutory tax rate in effect during the period. Because the tax rates used for these unaudited pro forma condensed combined statement of operations are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the EnVen Acquisition.

(h)	Reflects the increase in shares of Talos common stock resulting from the issuance of shares of Talos common stock to EnVen stockholders to effect the EnVen Acquisition.

Note 3—QuarterNorth Preliminary Acquisition Accounting

Talos has determined it is the accounting acquirer for the QuarterNorth Acquisition which will be accounted for under the acquisition method of accounting for business combinations in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). The allocation of the preliminary estimated purchase price with respect to the QuarterNorth Acquisition is based upon management’s estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of December 31, 2023 using currently available information based on the audited balance sheet of QuarterNorth as of December 31, 2023. Due to the fact that the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on Talos’s financial position and results of operations may differ significantly from the pro forma amounts included herein.

The final purchase price allocation for the business combination will be prepared as of the QuarterNorth Acquisition closing date of March 4, 2024 and adjustments to estimated amounts or recognition of additional assets acquired or liabilities assumed will occur as more detailed analyses are completed and additional information is obtained about the facts and circumstances that existed as of the closing date of the QuarterNorth Acquisition. Talos expects to finalize the purchase price allocation as soon as practicable.

The preliminary purchase price allocation will change due to the fact the preliminary purchase price allocation is prepared based on the audited balance sheet of QuarterNorth as of December 31, 2023 while the actual preliminary purchase price allocation will reflect the estimated fair value of QuarterNorth’s identifiable assets acquired and liabilities assumed as of March 4, 2024. Additionally, we anticipate changes in the estimated fair value of QuarterNorth’s identifiable assets acquired and liabilities assumed as of the closing date of the QuarterNorth Acquisition resulting from Talos’s additional valuation analysis, reserves estimates, discount rates and other factors.

Preliminary Estimated Purchase Price

The following table summarizes the preliminary estimate of the purchase price (in thousands, except per share data):

Shares of Talos common stock	24,349
Talos common stock price	$13.25

Stock consideration	$322,630
Cash consideration	$1,247,419

Total purchase price(1)	$1,570,049

(1)	Total purchase price net of $309.0 million of cash and cash equivalents and $85.0 million of long-term debt at December 31, 2023 is $1,346.0 million.

The stock consideration was determined using the closing price of Talos common stock on March 4, 2024.

Preliminary Estimated Purchase Price Allocation

The following table summarizes the allocation of the preliminary estimate of the purchase price to the assets acquired and liabilities assumed (in thousands):

Assets Acquired
Current assets:
Cash and cash equivalents	$308,957
Accounts receivable	127,499
Prepaid expenses and other current assets	35,486
Property and equipment:
Proved properties	1,181,788
Unproved properties, not subject to amortization	390,156
Other property and equipment	4,714
Other long-term assets:
Operating lease assets	5,878
Other well equipment	49,799
Other assets	9,290

Total assets to be acquired	$2,113,567

Liabilities assumed
Current liabilities:
Accounts payable	52,378
Accrued liabilities	70,409
Accrued royalties	23,046
Current portion of asset retirement obligations	6,748
Liabilities from price risk management activities	5,850
Accrued interest payable	95
Current portion of operating lease liabilities	1,336
Other current liabilities	2,160
Long-term liabilities:
Asset retirement obligations	192,771
Operating lease liabilities	3,740
Other long-term liabilities	184,985

Total liabilities to be assumed	543,518

Net assets to be acquired	$1,570,049

Note 4—QuarterNorth Transaction Accounting Adjustments

The following adjustments and assumptions were made in the preparation of the unaudited pro forma financial statements:

(a)	Reflects reclassifications to the QuarterNorth historical financial statements to conform to Talos’s financial statement presentation.

(b)	Reflects the redemption of QuarterNorth’s second lien term loan, which was a condition of closing the QuarterNorth Acquisition.

(c)	Reflects the cash consideration paid to QuarterNorth stockholders to effect the QuarterNorth Acquisition.

(d)

Reflects an increase of $209.2 million in long-term debt and associated interest expense attributable to additional borrowings under the Bank Credit Facility to fund a portion of the cash consideration. The increase in interest expense assumes the borrowing occurred on January 1, 2023 and was outstanding for the year ended December 31, 2023. For the year ended December 31, 2023, pro forma interest expense was based on a weighted-average interest rate of 8.14%. The table below represents the effects of a one-eighth percentage point change in the interest rate on the pro forma interest associated with the additional borrowings (dollars in thousands):

Year Ended December 31, 2023
Weighted-average interest rate	8.14%
Interest expense	$17,028
Weighted-average interest rate—increase 0.125%	8.26%
Interest expense	$17,289
Weighted-average interest rate—decrease 0.125%	8.01%
Interest expense	$16,766

(e)

Reflects the accrual for transaction costs of $13.9 million related to the QuarterNorth Acquisition including, among others, fees paid for financial advisors, legal services and professional accounting services. The costs are not reflected in the historical December 31, 2023 consolidated balance sheet of Talos, but are reflected in the Talos combined pro forma balance sheet as of December 31, 2023, as an increase to Accrued liabilities and increase to Accumulated deficit. The Talos combined pro forma statement of operations for the year ended December 31, 2023, reflects a $13.9 million expense to General and administrative expense as the transaction costs will be expensed by Talos as incurred. These costs are not expected to be incurred in any period beyond 12 months from the closing date of the QuarterNorth Acquisition.

(f)

Reflects the increase in shares of Talos common stock and additional paid-in capital in excess of par resulting from the issuance of shares of Talos common stock to QuarterNorth stockholders to effect the QuarterNorth Acquisition based on the Talos closing share price of $13.25 on March 4, 2024.

(g)	Reflects the elimination of QuarterNorth’s historical equity balances in accordance with the acquisition method of accounting.

(h)

Reflect the income tax effects of the transaction accounting adjustments presented using the statutory tax rate in effect during the period. Because the tax rates used for these unaudited pro forma condensed combined statement of operations are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the QuarterNorth Acquisition.

(i)	Reflects the write-off of QuarterNorth’s historical unamortized and deferred financing costs.

(j)

Reflects the adjustments to reflect the fair value of Talos common stock of $322.6 million and cash consideration of $1,247.4 million allocated to the estimated fair values of the assets acquired and liabilities assumed.

a.

Reflects a $533.5 million increase to Total Property and Equipment, net calculated as the difference between the estimated fair value and QuarterNorth’s historical net book value. The change is primarily a result of (i) a decrease in Proved properties as a result of QuarterNorth’s partial depletion of proved oil and natural gas reserves which is presented in Accumulated depreciation, depletion and amortization offset by the increase in estimated fair value of the remaining proved reserves over historical cost and an increase in Proved properties as a result an upward revision to the asset retirement obligation (described below), (ii) increase in Unproved properties, not subject to amortization due to higher fair values of properties compared to historical value and (iii) the elimination of the historical QuarterNorth Accumulated depreciation, depletion and amortization. The fair value of oil and natural gas properties were measured using a discounted cash flow technique of valuation. Inputs to the valuation of oil and natural gas properties include estimates of: (i) reserves, (ii) future operating and development costs, (iii) future commodity prices, (iv) future plugging and abandonment costs, (v) estimated cash flows and (vi) a market-based weighted average cost of capital rate. These estimates require significant judgment and may vary due to many factors, such as, but not limited to, the inputs to the fair value measure described above.

b.

Reflects a $38.8 million upward revision to total asset retirement obligations with an offset of asset retirement costs to Proved properties. Also, reflects changes in accretion expense that would have been recorded with respect to the allocated fair values attributable to asset retirement obligations assumed with an increase to accretion expense of $7.3 million for the year ended December 31, 2023.

(k)

Reflects changes in depletion that would have been recorded with respect to the allocated fair values attributable to proved oil and natural gas properties acquired as a result of the application of the full cost method of accounting for oil and natural gas activities following the QuarterNorth Acquisition. The pro forma depletion rate for the year ended December 31, 2023 was estimated using the proved property amounts based on the preliminary purchase price allocation and estimates of reserves at December 31, 2023, adjusted for actual production. The pro forma depletion rate was applied to production volumes for the Talos properties, the EnVen properties and QuarterNorth properties. Depreciation, depletion and amortization increased by $51.2 million for the year ended December 31, 2023.

(l)

Reflects purchase accounting adjustment to the Historical QuarterNorth Deferred tax liability of $79.3 million to record the estimated deferred income tax effects of $104.9 million to reflect the QuarterNorth Acquisition. Because the tax rates used for these unaudited pro forma condensed balance sheet are an estimate, the blended rate will vary from the actual effective rate in periods subsequent to completion of the QuarterNorth Acquisition.

(m)

Reflects the elimination of revenues and costs of good sold associated with the disposition of QuarterNorth’s decommissioning services business under turnkey agreements. The revenues and costs are not expected to be incurred in any period beyond 12 months from the closing date of the QuarterNorth Acquisition.

(n)

In the event that additional financing was needed to fund the cash consideration for the QuarterNorth Acquisition, we received a $650.0 million commitment under a bridge credit facility from a syndicate of lenders, including some lenders under our Bank Credit Facility. The bridge loan did not have to be utilized and the adjustment reflects the amortization of debt issuance costs associated with the unused bridge facility.

(o)

Reflects the accrual of contractual severance and other separation benefits in connection with the termination of certain executive officers and employees of QuarterNorth that occurred immediately or shortly after the consummation of the QuarterNorth Acquisition. The post-combination expense is reflected in the Talos combined pro forma balance sheet as of December 31, 2023, as an increase to Accrued liabilities and to Accumulated deficit, and in the Talos combined pro forma statement of operations for the year ended December 31, 2023, within General and administrative expense.

Note 5—Equity Financing

On January 22, 2024, we closed an upsized firm commitment underwritten public offering (the “January Equity Offering”) of 34,500,000 shares of our common stock, resulting in net proceeds to us of approximately $387.7 million, after deducting underwriting discounts and commissions and offering expenses. We used the net proceeds from the January Equity Offering to fund a portion of the cash consideration for the QuarterNorth Acquisition.

Note 6—Debt Financing

The issuance of the New Senior Notes on February 7, 2024, resulted in $1,250.0 million gross proceeds. The proceeds from the Debt Offering (i) funded a portion of the cash consideration for the QuarterNorth Acquisition, (ii) funded the redemption (the “Redemption”) of all of the outstanding 11.75% Senior Secured Second Lien Notes due 2026 (the “11.75% Notes”) and 12.00% Second-Priority Senior Secured Notes due 2026 (the “12.00% Notes”) (collectively, the “Senior Notes”), and (iii) paid premiums, fees and expenses related to the Redemption and the issuance of the New Senior Notes.

On January 23, 2024, we issued a conditional notice to redeem in full the 12.00% Notes at a redemption price of 103.000% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, in accordance with the 12.00% Notes indenture. The 12.00% Notes were redeemed on February 7, 2024 for $662.4 million, inclusive of accrued interest, utilizing the net proceeds from the Debt Offering.

On January 26, 2024, we issued a conditional notice to redeem in full the 11.75% Notes at a redemption price of 102.938% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the redemption date, in accordance with the 11.75% Notes indenture. We irrevocably deposited funds with the trustee sufficient to satisfy and discharge the 11.75% Notes indenture and the 11.75% Notes until redeemed on April 15, 2024 with the funds deposited with the trustee and elected to satisfy and discharge the 11.75% Notes indenture in accordance with its terms and the 11.75% Notes trustee acknowledged such discharge and satisfaction. We deposited $247.5 million, inclusive of accrued interest, with the trustee on February 7, 2024 utilizing the net proceeds from the Debt Offering to fund the redemption and accrued interest.

A $61.5 million loss on extinguishment of debt as a result of the redemption of the Senior Notes is reflected as an increase to Accumulated deficit in the Talos combined pro forma balance sheet as of December 31, 2023 and in the Talos combined pro forma statement of operations for the year ended December 31, 2023, within Other income (expense). The carrying value of the Senior Notes of $835.6 million and accrued interest of $13.0 million were removed from and an accrual of $0.2 million for legal fees was added to the Talos combined pro forma balance sheet as of December 31, 2023. The Talos combined pro forma balance sheet as of December 31, 2023 also reflects an increase of $1,217.8 million in long-term debt due to issuance of the New Senior Notes.

The Talos combined pro forma statement of operations for the year ended December 31, 2023 reflects a $116.9 million decrease in interest expense associated with the Senior Notes and an increase of $119.2 million associated with the New Senior Notes.

Note 7—Supplemental Pro Forma Oil and Gas Reserves Information

The following tables present the estimated pro forma combined net proved developed and undeveloped oil and gas reserves information as of December 31, 2023, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2023.

The following estimated pro forma oil and gas reserves information is not necessarily indicative of the results that might have occurred had the EnVen Acquisition and QuarterNorth Acquisition been completed on January 1, 2023 and is not intended to be a projection of future results.

	Crude Oil Reserves (MBbls)
	Historical Talos	Historical EnVen	Historical QNE	Pro Forma Combined Talos
Total proved reserves at January 1, 2023	91,059	42,593	48,083	181,735
Revision of previous estimates	(6,308)	—	2,591	(3,717)
Production	(18,062)	(722)	(7,803)	(26,587)
Purchase of reserves	41,871	—	—	41,871
Sales of reserves	—	(41,871)	(1,904)	(43,775)
Extensions and discoveries	2,255	—	1,343	3,598

Total proved reserves at December 31, 2023	110,815	—	42,310	153,125

Total proved developed reserves as of:
December 31, 2022	80,285	36,852	25,201	142,338
December 31, 2023	98,225	—	27,671	125,896
Total proved undeveloped reserves as of:
December 31, 2022	10,774	5,741	22,882	39,397
December 31, 2023	12,590	—	14,639	27,229

	Natural Gas Reserves (MMcf)
	Historical Talos	Historical EnVen	Historical QNE	Pro Forma Combined Talos
Total proved reserves at January 1, 2023	219,551	37,306	112,301	369,158
Revision of previous estimates	(62,946)	—	(1,282)	(64,228)
Production	(26,194)	(616)	(11,551)	(38,361)
Purchase of reserves	36,690	—	—	36,690
Sales of reserves	—	(36,690)	(4,748)	(41,438)
Extensions and discoveries	12,770	—	972	13,742

Total proved reserves at December 31, 2023	179,871	—	95,692	275,563

Total proved developed reserves as of:
December 31, 2022	161,727	33,393	55,383	250,503
December 31, 2023	141,823	—	55,428	197,251
Total proved undeveloped reserves as of:
December 31, 2022	57,824	3,913	56,918	118,655
December 31, 2023	38,048	—	40,264	78,312

	NGL Reserves (MBbls)
	Historical Talos	Historical EnVen	Historical QNE	Pro Forma Combined Talos
Total proved reserves at January 1, 2023	12,928	1,150	5,445	19,523
Revision of previous estimates	(1,283)	—	362	(921)
Production	(1,767)	(34)	(688)	(2,489)
Purchase of reserves	1,116	—	—	1,116
Sales of reserves	—	(1,116)	(191)	(1,307)
Extensions and discoveries	979	—	38	1,017

Total proved reserves at December 31, 2023	11,973	—	4,966	16,939

Total proved developed reserves as of:
December 31, 2022	9,315	1,125	2,700	13,140
December 31, 2023	9,957	—	3,047	13,004
Total proved undeveloped reserves as of:
December 31, 2022	3,613	25	2,745	6,383
December 31, 2023	2,016	—	1,919	3,935

	Total Reserves (Mboe)
	Historical Talos	Historical EnVen	Historical QNE	Pro Forma Combined Talos
Total proved reserves at January 1, 2023	140,579	49,961	72,245	262,785
Revision of previous estimates	(18,082)	—	2,739	(15,343)
Production	(24,195)	(859)	(10,416)	(35,470)
Purchase of reserves	49,102	—	—	49,102
Sales of reserves	—	(49,102)	(2,886)	(51,988)
Extensions and discoveries	5,362	—	1,543	6,905

Total proved reserves at December 31, 2023	152,766	—	63,225	215,991

Total proved developed reserves as of:
December 31, 2022	116,555	43,543	37,132	197,230
December 31, 2023	131,819	—	39,956	171,775
Total proved undeveloped reserves as of:
December 31, 2022	24,024	6,418	35,113	65,555
December 31, 2023	20,947	—	23,269	44,216

Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The following table presents the estimated pro forma discounted future net cash flows at December 31, 2023. The pro forma standardized measure information set forth below gives effect to the QuarterNorth Acquisition as if the acquisition had been completed on January 1, 2023. The disclosures below were determined by referencing the “Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil, Natural Gas and NGL Reserves” reported in Talos’s Annual Report on Form 10-K for the year ended December 31, 2023 and the “Standardized Measure of Discounted Future Net Cash Flows” reported in QuarterNorth’s annual audited financial statements for the year ended December 31, 2023. An explanation of the underlying methodology applied, as required by SEC regulations, can be found within the Talos Annual Report on Form 10-K. The calculations assume the continuation of existing economic, operating and contractual conditions at December 31, 2023.

Therefore, the following estimated pro forma standardized measure is not necessarily indicative of the results that might have occurred had these acquisitions been completed on January 1, 2023 and is not intended to be a projection of future results.

	Historical	Historical	Pro Forma Combined
	Talos	QNE	Talos
At December 31, 2023	(In thousands)
Future cash inflows	$9,425,055	$3,676,196	$13,101,251
Future costs:
Production	(3,090,491)	(826,166)	(3,916,657)
Development and abandonment	(2,358,368)	(902,713)	(3,261,081)

Future net cash flows before income taxes	3,976,196	1,947,317	5,923,513
Future income tax expense	(589,413)	(352,068)	(941,481)

Future net cash flows after income taxes	3,386,783	1,595,249	4,982,032
Discount at 10% annual rate	(343,295)	(291,955)	(635,250)

Standardized measure of discounted future net cash flows	$3,043,488	$1,303,294	$4,346,782

Pro Forma Change in Standardized Measure of Discounted Future Net Cash Flows

The change in the pro forma standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2023 are as follows:

	Historical	Historical	Historical	Pro Forma Combined
	Talos	EnVen	QNE	Talos
	(In thousands)
Standardized measure at January 1, 2023	$4,368,448	$2,074,582	$2,249,432	$8,692,462
Sales and transfers of oil, net gas and NGLs produced during the period	(1,065,814)	(40,730)	(447,848)	(1,554,392)
Net change in prices and production costs	(2,835,125)	—	(934,628)	(3,769,753)
Changes in estimated future development and abandonment costs	(19,877)	—	(88,403)	(108,280)
Previously estimated development and abandonment costs incurred	202,503	—	—	202,503
Accretion of discount	518,110	—	276,710	794,820
Net change in income taxes	357,321	—	238,472	595,793
Purchase of reserves	2,033,852	—	—	2,033,852
Sales of reserves	—	(2,033,852)	(77,760)	(2,111,612)
Extensions and discoveries	90,244	—	57,721	147,965
Net change due to revision in quantity estimates	(484,423)	—	36,103	(448,320)
Changes in production rates (timing) and other	(121,751)	—	(6,505)	(128,256)

Standardized measure at December 31, 2023	$3,043,488	$—	$1,303,294	$4,346,782